Exhibit 10.6



                             INDEPENDENT CONTRACTOR
                               NON-DISCLOSURE AND
                            NON-COMPETITION AGREEMENT


THIS AGREEMENT is made as of the 13th day of October, 2005, between SPEAKING ROSES INTERNATIONAL, INC., an Utah Corporation, ("Company"), and Terry Isom ("Contractor").


RECITALS:

A. Company is engaged in developing ideas, concepts, characters, literature, programs, processes, patents and methods designed to promote processes and products in the decoration industry. In particular, Company has developed processes whereby letters, characters, information, and pictures can be applied to organic matter such as flowers, fruit, consumable foods, and other organic materials as well as complete processes for selling, obtaining orders, processing and potentially applying to or embossing upon other items of a non-organic nature. All of such items are hereafter collectively referred to herein as "the Product."

B. Contractor desires to provide services to the Company as an independent contractor.

C. Contractor desires to review the Product as well as any other ideas and concepts of Company relating to applying or embossing of letters, characters, information, and pictures upon any item and may thereafter seek a license from Company to use the Product and other ideas, programs, patents, methods or trademarks held by Company ("the Disclosure Purpose"). Company is willing to disclose the information described in these Recitals, and as otherwise described herein, but only following the execution of this Agreement by Contractor and upon compliance with the terms hereof.

NOW THEREFORE, in consideration of the mutual promises and covenants herein, the parties agree as follows:

1. Compensation and Services.

(a) As full and complete consideration for the services described in Section 1(b), the Company will issue to Contractor shares of its common stock in amount as determined in Exhibit A. The shares will be issued without registration under the Securities Act of 1933, as amended, and will bear a restrictive legend limiting transfer.

(b) Contractor will provide consulting services as needed relating to the formation of the Company's business model and strategies. As requested, Contractor will meet with brokers, analysts, investment bankers and potential investors.

(c) As consideration for entering into this Agreement, the Company shall pay to Contractor the amount of $50,000 determined as set forth in Exhibit A and shall issue an additional 150,000 shares of its common stock.

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2. Proprietary Information. All information pertaining to the Product and any other ideas or concepts of the Company pertaining to embossing including, but not limited to, all or portions of the following types of information which may be provided by Company shall be considered "Proprietary Information."

(a) Any financial information regarding the business operations of Company, including but not limited to, financial statements, including balance sheets, profit and loss statements, budgets, projections, revenue and expense projections, cost information, pricing, sources of supply, tax returns, profit margins, lease terms or other supporting documentation pertaining to any of such information.

(b) All policies, processes, procedures, sales data or statistics, manufacturing methods, patents, trademarks or trade names, trade dress concepts, technical data, corporate or business opportunities, marketing ideas, records, and procedures, profit margins, advertising concepts or ideas, customer lists, concepts or ideas, the content of any magazine or other publication of Company (whether in print media, electronic form or available through an Internet or Intranet site) and any other information which is not generally known outside of Company, whether existing at the time of execution of this Agreement or developed in whole or in part hereafter.

(c) Contractor acknowledges that none of the Proprietary Information is in the public domain or is otherwise susceptible to general public use.

(d) Nothing herein shall be deemed to grant any license or other right to use any of the Proprietary Information beyond its use by Contractor pursuant to this Agreement to evaluate whether Contractor wishes to use the Product or any other program or materials of Company. The right to further use by Contractor of any Proprietary Information shall be made only upon a separate license granted by Company and upon the terms and conditions set forth therein.

(e) The type and extent of the Proprietary Information to be disclosed shall be at the discretion of Company. Contractor shall have no right to require disclosure of specific items of Proprietary Information.

3. Confidentiality. Contractor will hold the Proprietary Information in strict confidence and will not further disclose the same to any other party or person without the prior written consent of Company. Notwithstanding the limitations imposed by this Agreement, Contractor may disseminate the Proprietary Information to employees of Contractor or other third parties associated with Contractor in any capacity who are directly assisting or are anticipated to assist or participate with Contractor in connection with the evaluation of use of the Character or related marks or other Proprietary Information in connection with Companies owned or operated by Contractor ("the Disclosure Purpose"). Provided however, any such employees or third parties shall similarly hold the Proprietary Information in confidence and shall not further disclose the same without the prior written consent of Company. Contractor shall further inform those employees or third parties to whom Proprietary Information is provided of the obligations contained in this Agreement.

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4. Return of Information. Upon the conclusion or completion of the Disclosure
Purpose, the Proprietary Information shall be returned to Company. Such return of Proprietary Information shall include all documents, notes, drawings, specifications, programs, processes, data, and all copies thereof, whether in hard copy or any electronic media form. Contractor shall not retain any copy, summary or other reproduction of any of the Proprietary Information, in either print media or electronic form. Provided further, Contractor shall make no use of the Proprietary Information in any manner detrimental to Company during the time Contractor holds the Proprietary Information or thereafter, including, but not limited to, (i) solicitation of the customers or Contractors of Company or
(ii) use of the Proprietary Information to obtain any competitive advantage over Company.

5. Miscellaneous.

5.01 Amendments. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.02 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah. It is agreed that venue for any action relating to this matter shall be in Salt Lake County, Utah.

5.03 Injunction; Attorney Fees. This Agreement may be specifically enforced. Damages for breach of this Agreement may also be awarded to Company. The parties agree that in any action for specific enforcement that no party shall assert as a defense that any other party has an adequate remedy at law for damages. In the event that any party is successful in any suit or proceeding brought or instituted by it to enforce any of the provisions of this Agreement or on account of any damages sustained by any party by reason of the violation by the other party of any of the terms or provisions of this Agreement to be performed by such party, the prevailing party shall recover its reasonable attorney fees and costs from the non-prevailing party as determined by the court, including such on appeal.

5.04 Waiver. A waiver of any term or covenant must be in writing and signed by the party against whom such waiver is asserted. A waiver in one instance shall not be deemed a continuing waiver nor restrict the ability of any party to insist upon full and complete performance of that term or covenant in the future.

5.05 Integration. This Agreement shall supersede and be in lieu of all other agreements and understandings, whether written or oral, and contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may only be amended or modified in a further written agreement signed by all parties hereto.

5.06 Binding Effect. The terms, covenants, conditions and restrictions contained in this Agreement shall be binding upon the successors and assigns of the parties hereto. This Agreement is specifically binding upon any other persons or entities, which have any relationship with Contractor, including but not limited to franchise holders, joint venturers or partners. Contractor shall require adherence from such third parties to the terms of this Agreement and further agrees to indemnify, defend and hold Company harmless for damages and costs suffered by Company as a result of a breach hereof by such third parties.

5.07 Continuing Effect. The terms hereof shall survive the end of the term hereof or completion of the Disclosure Purpose and shall continue to be binding thereafter.

5.08 Termination. This Agreement may be terminated by either party by giving 30 days written notice.

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________________________________________________________________________________
This Agreement is executed as of the date stated above.

Contractor: Terry Isom                Speaking Roses International, Inc.

Signature:/s/Terry Isom               Signature: /s/John W. Winterholler
                                                 Chief Executive Officer

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                                    EXHIBIT A


1.       Compensation shall be determined on the following schedule:

         a. Full day (6-10 hours) at $1750.00 per day

         b. Half day (3-6 hours) at $1000.00 per half day

         c. Hourly (if less than 3 hours) at $250.00 per hour

2. Contractor shall be paid in common stock of the Company valued at 80% of the closing price at the end of the previous week.

3.       Common Stock shall be issued quarterly.


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